Exhibit 99.1

LDR HOLDING CORPORATION REPORTS THIRD QUARTER 2013 RESULTS

Revenue increased 29.8% year-over-year to $27.2 million

AUSTIN, Texas, November 6, 2013 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the third quarter and nine months ended September 30, 2013.
Third Quarter 2013 Revenue Highlights

•	Total revenue for the quarter ended September 30, 2013 increased 29.8% to $27.2 million, compared to $20.9 million for the quarter ended September 30, 2012.

•	Revenue from exclusive technology products grew 36.7% to $22.9 million, compared to the third quarter of 2012.

•	Revenue in the United States increased 29.8% to $20.1 million, compared to $15.5 million in the third quarter of 2012, and represented 73.8% of total revenue.

•	International revenue increased 29.8% for the third quarter of 2013 to $7.1 million, representing 26.2% of total revenue.
Total revenue for the third quarter of 2013 increased 29.8% to $27.2 million, compared to $20.9 million for the third quarter of 2012. LDR's revenue from exclusive technology products grew 36.7% to $22.9 million in the third quarter of 2013, while revenue from traditional fusion products increased 2.2% to $4.3 million. Revenue from LDR's exclusive lumbar products in the third quarter increased 57% compared with the third quarter of 2012, in part due to the FDA approval of the Avenue L Lateral lumbar fusion interbody device that was introduced in the United States in September 2012. Additionally, revenue from sales the Company's exclusive cervical products grew 27% in the third quarter of 2013, compared with the third quarter of 2012.
Gross profit for the third quarter of 2013 was $23.1 million and gross margin was 84.9% , compared to a gross profit of $17.4 million and a gross margin of 82.9% for the third quarter of 2012. Gross margin was favorably impacted by a higher mix of exclusive technology products and geographic distribution.
For the nine months ended September 30, 2013, LDR's total revenue was $79.6 million, an increase of 21%, compared to $66.0 million for the same period a year ago. For this same period, revenue from LDR's exclusive technology products grew 25.4% to $65.4 million, while revenue from traditional fusion products increased 3.2% to $14.2 million.
Gross profit for the nine months ended September 30, 2013 was $67.1 million and gross margin was 84.2%, compared to a gross profit of $55.2 million and a gross margin of 83.8% for the same period in 2012. Gross margin was favorably impacted by a higher mix of exclusive technology products and geographic distribution.
Christophe Lavigne, President and Chief Executive Officer of LDR Holding, commented, “We are pleased with our accomplishments to date, marked by the FDA Premarket Approval (PMA) in August for Mobi-C, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. Based on results of an FDA pivotal clinical trial which enrolled 575 patients, Mobi-C is the only cervical disc technology to demonstrate overall clinical superiority as compared to two-level traditional fusion. This is an outstanding accomplishment for LDR which validates our research and development strategies and our commitment to provide highly innovative products to surgeons and patients around the world. We look forward to leveraging our clinical and commercial knowledge based on over 17,000 Mobi-C implantations completed in international markets to date.”
On a geographic basis, for the third quarter of 2013, LDR's revenue in the United States increased 29.8% to $20.1 million, compared to $15.5 million in the third quarter of 2012, and represented 73.8% of total revenue. LDR's international revenue increased 29.8% for the third of quarter 2013 to $7.1 million, representing 26.2% of total revenue.
For the nine months ended September 30, 2013, LDR's revenue in the United States increased 23.0% to $57.5 million, compared to $46.7 million for the same period a year ago. International revenue increased 15.1% to $22.2 million, compared to $19.3 million for the same period a year ago.
Net loss for the third quarter of 2013 totaled $8.0 million, or $1.68 per share, which included $4.7 million in noncash expenses associated with the revaluation of warrants leading up to the IPO compared to a net loss of $3.1 million, or $0.66 per share, for the same quarter a year ago. After reflecting the increase in shares outstanding and other transactions that resulted from the Company's IPO, pro forma net loss for the third quarter of 2013 totaled $6.8 million, or $0.29 per pro forma diluted share.
For the nine months ended September 30, 2013, net loss totaled $12.8 million, or $2.72 per diluted share, which included $5.6 million in noncash expenses associated with the revaluation of warrants leading up to the IPO, compared to a net loss of $7.3 million, or $1.58 per diluted share, for the same period a year ago. After reflecting the increase in shares outstanding and other transactions that resulted from the Company's IPO, pro forma net loss for the nine months ended September 30, 2013, totaled $9.4 million, or $0.40 per pro forma diluted share.
Adjusted EBITDA for the third quarter of 2013 was $(0.1) million compared to an adjusted EBITDA of $(0.3) million for the third quarter of 2012. For the nine months ended September 30, 2013, adjusted EBITDA was $1.5 million, compared to an adjusted EBITDA of $0.6 million for the same period a year ago.
Mr. Lavigne added, “We believe that our highly differentiated technologies that focus on surgeon and patient needs, our participation in some of the fastest growing segments of the spine market and our investments in sales and marketing infrastructure enhance LDR's competitive position and growth profile.”
Balance Sheet and Liquidity
As of September 30, 2013, LDR had $11.6 million in cash and cash equivalents, $10.3 million in working capital and $53.2 million in debt. Subsequent to the close of the quarter, LDR completed an initial public offering of its common stock that closed on October 15, 2013. In the IPO, LDR raised net proceeds of approximately $77.2 million after the underwriting discount and offering expenses. Information on the use of the proceeds of the Company's IPO was contained in the prospectus filed with the Securities and Exchange Commission on October 8, 2013.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its third quarter 2013 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR's website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 90494072. For those who are not available to listen to the live webcast, the call will be archived for 90 days on LDR Holding's website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR's Risk Factors disclosure in its Registration Statement on Form S-1/A, dated October 8, 2013, and in LDR's other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR's primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. LDR recently received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR's consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures in this release, including adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows.
Management defines EBITDA as net income (loss) plus interest (income) expense, net, income tax expense and depreciation and amortization. Management defines Adjusted EBITDA as EBITDA plus stock-based compensation expense and change in fair value of common stock warrants. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR's management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company's liquidity or operating performance prepared in accordance with GAAP and is not indicative of net income

(loss) from operations as determined under GAAP. Adjusted EBITDA and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate the Company's liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR's operating results and liquidity requirements. Management's definition and calculation of Adjusted EBITDA may differ from that of other companies.
Contacts:
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Bob Yedid
Managing Director
ICR, LLC
(646) 277-1250
bob.yedid@icrinc.com

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$11,632	$19,135
Accounts receivable, net	18,640	16,309
Inventory, net	16,108	16,772
Other current assets	4,355	3,768
Prepaid expenses	2,401	806
Total current assets	53,136	56,790
Property and equipment, net	12,261	12,296
Goodwill	6,621	6,621
Intangible assets, net	2,742	2,619
Restricted cash	2,000	2,000
Related party notes receivable	—	270
Deferred tax assets	539	554
Other assets	354	441
Total assets	$77,653	$81,591
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$1,900	$1,903
Line of credit, net of discount	18,215	—
Current portion of capital lease payable	14	32
Accounts payable	6,276	7,855
Accrued expenses	13,102	10,727
Short-term financing	2,747	1,772
Deferred tax liabilities	533	542
Total current liabilities	42,787	22,831
Line of credit, net of discount	—	18,985
Long-term debt, net of discount and current portion	30,363	30,326
Warrant liability	9,760	4,167
Long-term capital lease payable, net of current portion	8	9
Other long-term liabilities	1,922	904
Total liabilities	84,840	77,222
Commitments and contingencies
Series C redeemable convertible preferred stock	35,000	35,000
Stockholders' deficit:
Series A-1 convertible preferred stock	11	11
Series A-2 convertible preferred stock	18	18
Series B convertible preferred stock	15	15
Common stock	5	5
Additional paid-in capital	26,332	25,603
Accumulated other comprehensive loss	88	(457)
Accumulated deficit	(68,656)	(55,826)
Total stockholders' deficit	(42,187)	(30,631)
Total liabilities, redeemable preferred stock and stockholders' deficit	$77,653	$81,591

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$27,195	$20,948	$79,616	$65,952
Cost of goods sold	4,093	3,577	12,561	10,709
Gross profit	23,102	17,371	67,055	55,243
Operating expenses:
Research and development	2,473	2,252	7,215	8,537
Sales and marketing	16,810	12,440	47,761	37,478
General and administrative	4,725	3,443	13,498	10,682
Total operating expenses	24,008	18,135	68,474	56,697
Operating income (loss)	(906)	(764)	(1,419)	(1,454)
Other operating income (expense):
Other income (expense)	(523)	(420)	(478)	(464)
Interest income	3	12	10	20
Interest expense	(1,516)	(1,409)	(4,379)	(3,216)
Change in fair value of common stock warrants	(4,739)	(235)	(5,593)	(1,458)
Total other income (expense), net	(6,775)	(2,052)	(10,440)	(5,118)
Loss before income taxes	(7,681)	(2,816)	(11,859)	(6,572)
Income tax expense	(303)	(234)	(971)	(703)
Net loss	(7,984)	(3,050)	(12,830)	(7,275)
Other comprehensive income ( loss):
Foreign currency translation	984	545	545	24
Comprehensive loss	$(7,000)	$(2,505)	$(12,285)	$(7,251)
Net loss per common share:
Basic and diluted	$(1.68)	$(0.66)	$(2.72)	$(1.58)
Weighted average number of shares outstanding:
Basic and diluted	4,754,997	4,616,916	4,721,601	4,610,710
Pro forma net loss per share:
Basic and diluted	$(0.34)		$(0.55)
Weighted average number of shares used in computing pro forma net loss per share:
Basic and diluted	23,422,862		23,389,466

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities:
Net loss	(7,984)	(3,050)	(12,830)	(7,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	141	332	375	332
Provision for excess and obsolete inventories	222	333	789	848
Depreciation and amortization	1,010	810	2,930	2,264
Stock-based compensation	350	77	498	214
Accretion related to warrants and discounts on long-term debt	506	497	1,353	901
Change in fair value of common stock warrants	4,739	235	5,593	1,458
Deferred income tax benefit	—	—	—	—
Loss on disposal of assets	13	25	38	99
Unrealized foreign currency loss (gains)	515	446	415	365
Changes in operating assets and liabilities:
Cash restricted for line of credit agreement	—	—	—	(1,000)
Accounts receivable	161	676	(2,675)	(2,292)
Prepaid expenses and other current assets	(1,544)	249	(2,013)	197
Inventory	114	(673)	29	(3,973)
Other assets	283	32	341	42
Accounts payable	(286)	(923)	(1,730)	155
Accrued expenses	935	339	2,285	2,394
Other long-term liabilities	348	490	1,030	546
Net cash used in operating activities	(477)	(105)	(3,572)	(4,725)
Investing activities:
Proceeds from sale of property and equipment	—	31	53	31
Purchase of intangible assets	(144)	(193)	(374)	(550)
Purchase of property and equipment	(1,334)	(1,976)	(2,613)	(4,186)
Net cash used in investing activities	(1,478)	(2,138)	(2,934)	(4,705)
Financing activities:
Exercise of stock options	8	(2)	175	132
Payments on capital leases	(4)	(26)	(16)	(156)
Net proceeds (payments) on short-term financings	(116)	(11)	921	435
Proceeds from line of credit	—	—	—	2,800
Payments from line of credit	(778)	—	(778)	—
Proceeds from long-term debt	—	—	—	15,000
Payments on long-term debt	(474)	(390)	(1,408)	(4,225)
Debt issuance costs	—	—	—	(144)
Proceeds from issuance of common stock	—	9	—	9
Proceeds from exercise of preferred stock warrants	—	—	—	—
Net cash used in financing activities	(1,364)	(420)	(1,106)	13,851
Effect of exchange rate on cash	154	(60)	109	(184)
Net change in cash and cash equivalents	(3,165)	(2,723)	(7,503)	4,237
Cash and cash equivalents, beginning of period	14,797	12,559	19,135	5,599
Cash and cash equivalents, end of period	11,632	9,836	11,632	9,836

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue, as reported	$27,195	$20,948	$79,616	$65,952
Net loss, as reported	$(7,984)	$(3,050)	$(12,830)	$(7,275)
Interest income	(3)	(12)	(10)	(20)
Interest expense	1,516	1,409	4,379	3,216
Income tax expense	303	234	971	703
Depreciation and amortization	1,010	810	2,930	2,264
Subtotal non-GAAP EBITDA	(5,158)	(609)	(4,560)	(1,112)
Change in fair value of common stock warrants	4,739	235	5,593	1,458
Share-based compensation	350	77	498	214
Non-GAAP adjusted EBITDA	$(69)	$(297)	$1,531	$560
Non-GAAP adjusted EBITDA margin	—%	(1)%	2%	1%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS PER SHARE TO PRO FORMA NET LOSS PER SHARE
(in thousands)
(Unaudited)

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Numerator
GAAP net loss attributable to common stockholders	$(7,984)	$(12,830)
Interest expense for convertible notes that converted to common shares upon the IPO	833	2,318
Interest expense for loan facility that was paid in full with the proceeds from the IPO	380	1,130
Pro forma net loss	$(6,771)	$(9,382)

Denominator
GAAP weighted average shares outstanding - basic and diluted	4,755	4,722
Conversion of preferred stock upon the IPO	10,978	10,978
Conversion of convertible notes upon the IPO	1,929	1,929
Common shares issued in the IPO	5,750	5,750
Common shares issued in the exercise of the preferred stock warrant during the IPO	11	11
Weighted average number of shares used in computing pro forma net loss per share - basic and diluted	23,423	23,390

Pro forma net loss per share - basic and diluted	$(0.29)	$(0.40)